SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004




                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) May 12, 1999
                                  ------------




                           GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48265-1000
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------

ITEM 5.  OTHER EVENTS

   On May 12, 1999, General Motors Corporation issued an Information Statement about the spin-off of Delphi Automotive Systems Corporation. The statement is as follows:



                                  * * * * *


May 12, 1999

Dear GM Stockholder:

We are pleased to send you this Information Statement about our spin-off of Delphi Automotive Systems Corporation. The Information Statement provides you with important information concerning:

      -  the tax treatment of the Delphi shares you will receive,

      -  how we determined the number of shares you will receive,

      -  how fractional shares will be treated,

      -  a brief description of the background and business of Delphi, and

      -  how you can obtain additional information about these matters.

We are confident that the spin-off will benefit GM, Delphi and you, our stockholders.

The Delphi spin-off, our stock repurchase programs and other initiatives to improve our core business have been designed to maximize stockholder value. With the GM Board of Directors maintaining GM's dividend at the current quarterly rate of $0.50 per share after the spin-off, GM stockholders who retain their Delphi shares (which is expected to yield a dividend of $0.07 quarterly) should realize a significant increase in the aggregate dividends they receive.

We are convinced that both companies - GM and Delphi - will become stronger and more competitive as a result of the separation. This is an historic and exciting time for GM and for Delphi. I hope you share our enthusiasm. Thank you for your investment in General Motors, and I trust that you will find your investment in Delphi to be very rewarding.



Sincerely,
John F. Smith, Jr.
Chairman and Chief Executive Officer

                              INFOMRATION STATEMENT
                              ---------------------

                                   Spin-Off of
                      Delphi Automotive Systems Corporation
                            Through the Distribution
                                       By
                           General Motors Corporation
                            of 452,565,000 Shares of
                               Delphi Common Stock
                                       to
                          GM $1 2/3 Common Stockholders
              -------------------------------------------------

     We are sending you this Information Statement because we are spinning off our Delphi Automotive Systems Corporation subsidiary to the holders of our $1-2/3 common stock. We are effecting this spin-off by distributing about 0.7 of a share of Delphi common stock as a dividend on each outstanding share of GM $1-2/3 common stock, amounting to 452,565,000 shares of Delphi common stock in total. The dividend will be payable on May 28, 1999 to holders of record of GM $1-2/3 common stock on May 25, 1999.

      Delphi is the world's largest and most diversified supplier of automotive parts, with sales to every major manufacturer of light vehicles in the world. Delphi is also the principal supplier of automotive parts to General Motors. Last year, the GM board of directors determined that it would be in the best interests of GM and its stockholders to separate Delphi from GM. In February 1999, Delphi completed an initial public offering of about 17.7% of its common stock. Following this spin-off and our contribution of 12,435,000 shares of Delphi common stock to a trust for the benefit of GM retired hourly employees promptly thereafter, we will no longer own any shares of Delphi and Delphi will be a fully independent, publicly traded company.

      No vote of GM stockholders is required in connection with the Delphi spin-off. Therefore, you are not required to take any action.

      We are sending you this Information Statement, which contains additional information about the terms of the spin-off, Delphi and Delphi common stock, for your information only. If you would like more information, please call Morrow & Co., Inc., our information agent, at (800) 566-9058.

      Neither the Securities and Exchange Commission nor any state securities regulators have approved the Delphi common stock to be issued to you pursuant to this spin-off or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

           The date of this Information Statement is May 12, 1999.

                         INFORMATION ABOUT THE SPIN-OFF

The Spin-Off

     On April 12, 1999, the GM board of directors approved the spin-off of Delphi to holders of GM's $1-2/3 common stock. In order to effect this spin-off, the GM board declared a dividend on GM $1-2/3 common stock consisting of 452,565,000 shares of Delphi common stock owned by GM, representing about 80.1% of the outstanding Delphi common stock. The dividend will be paid at 9:00 a.m., Eastern time, on May 28, 1999 to the holders of record of GM $1-2/3 common stock as of 5:00 p.m., Eastern time, on May 25, 1999, in the amount of about 0.7 of a share of Delphi common stock for each share of outstanding GM $1-2/3 common stock, as described below.

     The Delphi spin-off has an indicated value of about $13.62 per share of GM $1-2/3 common stock, or about $8.8 billion in the aggregate, based on the closing price of Delphi common stock on the New York Stock Exchange and the number of shares of GM $1-2/3 common stock outstanding as of May 7, 1999.

     You will not be required to pay any cash or other consideration for the shares of Delphi common stock distributed to you or to surrender or exchange your shares of GM $1-2/3 common stock in order to receive the dividend of Delphi common stock.

The Number of Shares You Will Receive

      The actual number of shares of Delphi common stock that will be distributed to you for each share of GM $1-2/3 common stock that you own at 5:00 p.m., Eastern time, on the May 25, 1999 record date will be calculated as follows:
                                 452,565,000
                   (which is the total number of shares of
            Delphi common stock to be distributed in the spin-off)

                                   divided by

       the total number of shares of GM $1-2/3 common stock outstanding at 5:00 p.m., Eastern time, on May 25, 1999

     We cannot determine the actual number of shares of Delphi common stock to be distributed in respect of each share of GM $1-2/3 common stock until after May 25, 1999 since that number will be calculated based on the total number of shares of GM $1-2/3 common stock outstanding at 5:00 p.m., Eastern time, on the May 25, 1999 record date. Promptly following the record date, we will publicly announce the actual number of shares of Delphi common stock to be distributed in respect of each share of GM $1-2/3 common stock in the spin-off. We will also make that information available on our website at http://www.gm.com.

     Based on the number of shares of GM $1-2/3 common stock outstanding as of May 7, 1999, which we do not expect to change materially between that date and May 25, 1999, you would receive 0.69839 of a share of Delphi common stock for each share of GM $1-2/3 common stock that you own at 5:00 p.m., Eastern time, on May 25, 1999.

When and How You Will Receive the Dividend

      We will pay the dividend on May 28, 1999 by releasing our shares of Delphi common stock to be distributed in the spin-off to BankBoston, N.A., the payment agent. As of 9:00 a.m., Eastern time, on May 28, 1999, the payment agent will cause the shares of Delphi common stock to which you are entitled as a result of the spin-off to be registered in your name. As of that time, you will become the record holder of that number of shares of Delphi common stock.

      The payment agent is not authorized to deliver any fractional shares of Delphi common stock as part of the spin-off. Instead, the payment agent has been instructed to aggregate all of the fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in the amount of their pro rata share of the total net proceeds of that sale.

      Since Delphi common stock is issued as uncertificated shares registered in book-entry form through the direct registration system, no certificates representing your shares of Delphi common stock will be mailed to you in the ordinary course. Your book-entry shares will be held with the Delphi transfer agent and registrar, BankBoston, N.A., who serves as the official record-keeper for Delphi common stock. Under the direct registration system, instead of receiving stock certificates, you will receive an account statement reflecting your ownership interest in shares of Delphi common stock. If at any time you want to receive a physical certificate evidencing your shares of Delphi common stock, you may do so by contacting the Delphi transfer agent and registrar.

      The payment agent will begin mailing account statements reflecting your ownership of whole shares of Delphi common stock promptly after the May 28, 1999 dividend payment date. When you receive your first account statement, you will receive information explaining the direct registration system and telling you how to obtain a physical Delphi stock certificate if you desire to do so. Your check for any cash that you may be entitled to receive instead of fractional shares of Delphi common stock will follow separately. We currently estimate that it will take about two weeks from the dividend payment date for the payment agent to complete these mailings.

U.S. Federal Income Tax Consequences

      Tax-Free Status of the Spin-Off. We have received a private letter ruling from the IRS to the effect that our distribution of Delphi common stock to our $12/3 common stockholders in the spin-off will be tax-free to us and to the holders of our $1-2/3 common stock for U.S. federal income tax purposes. This means that, for U.S. federal income tax purposes:

      - GM $1-2/3 common stockholders will not recognize gain or loss by reason of the receipt of whole shares of Delphi common stock as a result of the spin-off; and

      - General Motors will not recognize gain or loss by reason of the spin-off.

      Although private letter rulings are generally binding on the IRS, we will not be able to rely on the ruling if any of the factual representations or assumptions we made to obtain the ruling are incorrect or untrue in any material respect. We are not currently aware of any facts or circumstances that would cause any of these representations or assumptions to be incorrect or untrue in any material respect. Nevertheless, if the spin-off were subsequently held to be taxable, the above consequences would not apply and both GM and the holders of our $1-2/3 common stock could be subject to tax.

      Subsequent Sale of Stock. If you sell your shares of Delphi common stock or GM $1-2/3 common stock after the spin-off, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." This gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under "Holding Period."

     Allocation of Tax Basis. Your tax basis for the Delphi common stock received in the spin-off will be determined based on your tax basis in the GM $1-2/3 common stock with respect to which your distribution of Delphi common stock was made. Following the spin-off, your aggregate tax basis in your shares of GM $1-2/3 common stock and Delphi common stock, including any fractional shares sold for cash as described above, will be the same as your tax basis in your shares of GM $1-2/3 common stock immediately prior to the spin-off. The aggregate tax basis in your shares of GM $1-2/3 common stock immediately prior to the spin-off will be allocated between your Delphi common stock and GM $1-2/3 common stock in proportion to the fair market value of your shares of GM $1-2/3 common stock and Delphi common stock on the May 28, 1999 dividend payment date.

     Holding Period. The holding period of the shares of Delphi common stock that you receive as a result of the spin-off will include the holding period for your shares of GM $1-2/3 common stock with respect to which your distribution of Delphi common stock was made, provided that your shares of GM $1-2/3 common stock are held as a capital asset on the dividend payment date.

      Treatment of Fractional Shares. If you receive cash in lieu of a fractional share of Delphi common stock as part of the spin-off, such cash will be treated for U.S. federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share as described above. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the GM $1-2/3 common stock on which you received your distribution of Delphi common stock.

      State, Local and Foreign Tax Consequences. You should consult your own tax advisor regarding the state, local and foreign tax consequences of your receipt of shares of Delphi common stock and any payment for fractional shares.

      Additional Information To Help You Calculate Your New Tax Basis. Additional information will be sent to you with your Delphi account statements concerning the allocation of your old tax basis in your GM $1-2/3 common stock between your shares of GM $1-2/3 common stock and Delphi common stock, including fractional shares.

      Tax Return Statement. U.S. Treasury regulations require you to attach to your U.S. federal income tax return for the year in which the spin-off occurs a detailed statement setting forth certain information regarding the nature of the spin-off. Within a reasonable time after completion of the spin-off, we will provide you with the information necessary to comply with that requirement. You should retain this statement so it can be completed and attached to your tax return.

      The summary of U.S. federal income tax consequences set forth above is for general information purposes only and may not be applicable to stockholders who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code. All stockholders should consult their own tax advisors as to the particular tax consequences to them of the spin-off, including the state, local and (if applicable) foreign tax consequences.

                       DIVIDENDS ON GM $1-2/3 COMMON STOCK

     In April 1999, at the time it approved the Delphi spin-off, the GM board of directors also indicated its intention to maintain the current $0.50 quarterly dividend on GM $1-2/3 common stock subsequent to the completion of the spin-off. On May 3, 1999, the GM board declared a quarterly dividend of $0.50 per share on GM $1-2/3 common stock, payable on June 10, 1999 to holders of record as of May 13, 1999. This will provide holders of GM $1-2/3 common stock with an effective dividend increase since GM's dividend on such stock will remain constant and Delphi currently intends to pay quarterly dividends of $0.07 per share on Delphi common stock, as described below under "Information About Delphi Common Stock--Dividends." Assuming Delphi pays dividends at such rate, holders of GM $1-2/3 common stock who retain their Delphi common stock (about 0.7 shares of Delphi for every share of GM $1-2/3 common stock owned) after the spin-off will benefit from an increased overall dividend payment of about $0.20 per year. While the GM board has no current intention to change its policy with respect to the payment of dividends on GM $1-2/3 common stock, the declaration and payment of future dividends by GM will, of course, be subject to the discretion of its board of directors and will depend on its results of operations, financial condition, cash requirements and future prospects, general economic and financial market conditions and other factors deemed relevant by the GM board.


                            INFORMATION ABOUT DELPHI

Overview of Delphi

      Delphi is the world's largest and most diversified supplier of automotive parts, with 1998 net sales of $28.5 billion. Delphi became a leader in the global automotive parts industry by capitalizing on the extensive experience it gained as the principal supplier of automotive parts to General Motors. Delphi is primarily a "Tier 1" supplier, which means that it generally provides its products directly to automotive vehicle manufacturers, which we sometimes refer to as "VMs." Delphi also sells its products to the worldwide aftermarket for replacement parts and to non-VM customers.

      Several years ago, Delphi began to transform its business from a North America-based, captive component supplier to General Motors into a global supplier of components, integrated systems and modules for a wide range of customers. Delphi currently sells its products to every major manufacturer of light vehicles in the world. Since 1993, Delphi's sales to customers other than GM have grown from 13.3% of its total sales to 21.4% in 1998. For this purpose, Delphi's total sales include all sales by entities in which it owns a minority interest. Also, in 1998, Delphi's sales to GM were impacted by work stoppages at certain GM and Delphi locations in the United States.

      Delphi has established an expansive global presence, with a network of manufacturing sites, technical centers, sales offices and joint ventures located in every major region in the world. Through Delphi's experience with GM, it has developed a sophisticated understanding of the design, engineering, manufacture and operation of all aspects of the automotive vehicle. It has both extensive technical expertise in a broad range of product lines and strong systems integration skills, which enable Delphi to provide comprehensive, systems-based solutions for its customers.

      Delphi operates its business along three major product sectors which work closely together to coordinate its product development and marketing efforts. Delphi believes that it is one of the leading Tier 1 suppliers in each of its focused business areas. Delphi's three major product sectors are:

      - Electronics & Mobile Communication, which includes its automotive electronics and audio and communications services;

      - Safety, Thermal & Electrical Architecture, which includes its interior, thermal and power and signal distribution products; and

      - Dynamics & Propulsion, which includes its energy and engine management, chassis and steering products.

Background of the Separation of Delphi from General Motors

      During the period immediately prior to the spin-off, Delphi has been a majority-owned subsidiary of General Motors. Before 1991, Delphi's business was conducted by many separate automotive parts operations which General Motors had acquired over time, beginning in the early twentieth century.

      In 1991, General Motors organized its components businesses into the Automotive Components Group. GM's objective was to improve the competitiveness of these operations and then, based on this improved competitive position, increase its business through penetration of new markets. In 1995, the group was given the name "Delphi Automotive Systems" in order to establish its separate identity in the automotive parts industry. In late 1997, in connection with GM's spin-off of its defense electronics business, GM transferred Delco Electronics to its Delphi Automotive Systems business sector in order to more closely integrate Delco Electronics' expertise in automotive electronics with Delphi's capabilities in automotive components and systems.

      For the last several years, General Motors has engaged in a comprehensive review of Delphi's business in order to address strategic challenges facing Delphi. In August 1998, the GM board of directors determined that it would be in the best interests of General Motors and its stockholders to separate Delphi from General Motors and authorized management to proceed to develop a plan to implement this separation.

      Delphi was incorporated in Delaware in September 1998 in preparation for its separation from General Motors. Effective as of January 1, 1999, GM contributed to Delphi those assets and liabilities comprising the business of the Delphi Automotive Systems business sector of GM, in each case to the extent agreed to by GM and Delphi. In February 1999, Delphi completed the initial public offering of 100,000,000 shares, or about 17.7%, of its common stock. As a result, GM currently owns the remaining 465,000,000 shares, or about 82.3%, of Delphi's outstanding common stock.
      In April 1999, after consideration of the timing, structure and terms of various means by which to complete the separation of Delphi from GM, the GM board of directors approved the spin-off of 452,565,000 of GM's shares of Delphi common stock, representing about 80.1% of Delphi's outstanding common stock, to GM $1-2/3 common stockholders by means of a dividend as described in this Information Statement. At the same time, the GM board also approved the contribution by GM of the other 12,435,000 shares of Delphi common stock held by GM, representing about 2.2% of Delphi's outstanding common stock, to a GM voluntary employees' beneficiary association, the General Motors Welfare Benefit Trust ("VEBA"), which provides post-retirement health care and life insurance benefits for GM's U.S. hourly retirees and their dependents. GM will make the contribution to the VEBA promptly following the spin-off on May 28, 1999 . Earlier this month, GM received confirmation from the IRS that this contribution of shares of Delphi common stock to the VEBA will not affect the tax-free status of the spin-off.

      Effective as of the time of the completion of the spin-off, executives of GM who have been serving on Delphi's board of directors will resign from such positions. After the spin-off and the VEBA contribution, the separation of Delphi from GM will be complete, GM will not own any shares of Delphi common stock and Delphi will be a fully independent, publicly traded company.

Delphi's Ongoing Relationship With General Motors

      Delphi and General Motors will continue to have significant ongoing relationships following the spin-off. Delphi and GM are parties to agreements providing for the separation of their respective business operations. These agreements govern various interim and ongoing relationships between the companies, including certain transitional services that GM will continue to provide to Delphi following the spin-off.

      In particular, Delphi and GM have entered into a supply agreement which is intended to provide Delphi with a substantial base of business with GM well into the next decade. General Motors is Delphi's largest customer and Delphi is GM's largest automotive parts supplier. The supply agreement between GM and Delphi provides that all existing contracts between GM and Delphi as of January 1, 1999 will generally remain in effect, including the pricing, duration and purchase order terms and conditions. This includes existing contracts under which Delphi has not yet begun to supply products.
However,
the timing of payments from GM to Delphi under the existing contracts changed as of January 1, 1999 to generally require payment by GM on the second day of the second month following shipment rather than in the month following GM's receipt of the Delphi invoice, which is generally earlier. These modified payment terms are consistent with the new payment terms that GM is currently in the process of introducing to its other suppliers.

      Under the supply agreement, Delphi has the right to provide on competitive terms the first replacement cycle of all product programs in the United States and Canada which Delphi was providing to GM as of January 1, 1999, provided that GM sources such replacement programs prior to January 1, 2002 and Delphi is competitive in terms of design, quality, price, service and technology as these factors relate to all aspects of bid packages that may be submitted by other suppliers. Other suppliers' bids to provide particular products may include offers of price reductions to GM on other current or future products, and GM may under the supply agreement consider the overall economic effect of such package proposals in assessing Delphi's competitiveness. Given that most vehicle programs last about five to eight years, depending on the vehicle model, GM and Delphi expect that Delphi's ability to secure next generation business from GM's North American operations, together with Delphi's existing contracts and other commitments, will provide Delphi with the opportunity to maintain substantial business with GM's North American operations well into the next decade. Delphi will also have the opportunity to bid on the same basis as other suppliers for other new GM business.
      The supply agreement specifies that GM has the right to move its existing business with Delphi to other suppliers in the event that Delphi is not competitive in terms of quality, service, design or technology. In addition, GM has the right at all times to adopt new technology, whether or not such technology is available through Delphi. If Delphi is unable to provide the new technology or an equivalent technology acceptable to GM on a competitive basis, GM is free to move the business from Delphi to another supplier.

                      Information About Delphi Common Stock

Delphi Common Stock

      Under  Delphi's  amended and restated  certificate of  incorporation,  the
authorized   capital  stock  of  Delphi  is  2,000,000,000   shares,   of  which
1,350,000,000 shares are common stock, par value $0.01 per share, and 650,000,000 are preferred stock, par value $0.10 per share. As of May 7, 1999, there were 565,000,000 shares of Delphi common stock outstanding and no shares of Delphi preferred stock outstanding.

      In connection with the initial public offering of Delphi common stock in February 1999, certain Delphi executives were awarded "founders grant" options to purchase shares of Delphi common stock and "founders grant" restricted stock units. In addition, other Delphi employees were awarded "founders grant" options to purchase shares of Delphi common stock. Stock options awarded to executives as founders grants will vest in equal annual installments over four years after the date on which they were granted. Stock options awarded to all other employees as founders grants will vest in full two years from the date on which they were granted. A total of about 26,000,000 shares of Delphi common stock will be issuable upon exercise of these options or vesting of these restricted stock units.

      In addition, in connection with the spin-off, awards of GM $1-2/3 common stock and GM Class H common stock under GM's incentive and variable pay plans held by Delphi employees on the dividend payment date will be replaced with substitute awards in Delphi common stock under Delphi's incentive and variable pay plans. The substitute awards are intended to preserve the value of the original awards in all material respects. The substitute awards will be made based on the relative per share trading prices of GM common stock and Delphi common stock at the time of the spin-off. Thus, it is not possible at this time to specify exactly how many shares of Delphi common stock will be subject to these substitute awards.

      Delphi has a stockholders rights plan. Accordingly, one preferred share purchase right is attached to each share of Delphi common stock to be distributed. These rights would cause substantial dilution to any person or group who attempts to acquire a significant interest in Delphi without advance approval from Delphi's board of directors and thus could make an acquisition of control of Delphi more difficult, even if such acquisition may be in the best interests of Delphi and its stockholders.

      The shares of Delphi common stock that you receive in the spin-off will be fully paid and non-assessable and will not be entitled to any preemptive rights.





                                    - 12 -
Market for Delphi Common Stock

      Delphi common stock trades on the New York Stock Exchange under the symbol "DPH." A public market was established for Delphi common stock as a result of Delphi's initial public offering in February 1999.

      The following table sets forth for the periods indicated the high and low sale prices of Delphi common stock as reported on the New York Stock Exchange Composite Tape. We urge you to obtain current quotations for the Delphi common stock.

1999                                        High              Low

First Quarter (February 5 to March 31)      $19             $17 9/16

Second Quarter (through May 7)              $20 1/2         $16 3/8

Dividends

      As with any company, the declaration and payment of future dividends by Delphi will be subject to the discretion of its board of directors and will depend on its results of operations, financial condition, cash requirements and future prospects, general economic and financial market conditions and other factors deemed relevant by its board of directors. Subject to its financial results and action by its board of directors, Delphi has stated that it currently intends to pay dividends on a quarterly basis, at an initial rate of $0.07 per share, commencing with the first declaration in June 1999 for payment in July 1999. If you hold your Delphi shares on the record date established by the Delphi board of directors when it declares the first dividend, you will be entitled to participate in such dividend.

Delphi Transfer Agent

      The transfer agent and registrar for Delphi common stock is BankBoston, N.A. You may contact the Delphi transfer agent and registrar at the addresses set forth below or at its toll-free phone number, which is (800) 818-6599. Stockholders outside the United States and Canada may contact the Delphi transfer agent and registrar by calling collect (781) 575-3990.

     All correspondence other than overnight deliveries should be sent to:

                                BANKBOSTON, N.A.
                             EquiServe Trust Company
             Attn: Delphi Automotive Systems Stockholder Services
                                P.O. Box 9450
                        Boston, Massachusetts 02205-9450

                   Overnight deliveries should be sent to:

                                BANKBOSTON, N.A.
                             EquiServe Trust Company
             Attn: Delphi Automotive Systems Stockholder Services
                                150 Royall Street
                        Canton, Massachusetts 02021-1031

                       Where You Can Find More Information

      Delphi and GM are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, each company files registration statements, reports, proxy statements and other information with the SEC, including financial statements. Delphi has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about Delphi, we urge you to read Delphi's reports filed with the SEC.

      You may read and copy Delphi's and GM's reports at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C.; 7 World Trade Center, Suite 1300, New York, New York; and 500 West Madison Street, Suite 1400, Chicago, Illinois. You may also inspect these reports at the SEC's website at http://www.sec.gov or you may obtain copies of these materials at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also inspect these reports at the New York Stock Exchange, 20 Broad Street, New York, New York; and, in the case of the GM's reports, at the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California.

      Each of GM and Delphi maintains a website which offers additional information about the company:

      -  Visit GM's website at http://www.gm.com.

Visit Delphi's website at http://www.delphiauto.com.

      You can also obtain more information about the spin-off from the information agent as set forth below:

                               MORROW & CO., INC.
                                 445 Park Avenue
                                    5th Floor
                            New York, New York 10022

                                Banks and Brokers
                         Call Toll-Free: (800) 662-5200
                                       or
                                   All Others
                         Call Toll-Free: (800) 566-9058

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    May 14, 1999
        -----------------
                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)